EXHIBIT 99


                           SUNRISE CAPITAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held On September 30, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of SUNRISE CAPITAL CORPORATION hereby appoints William D. Hinz II and Douglas N. Reynolds, or either of them, to represent the undersigned at the annual meeting of the shareholders of SUNRISE CAPITAL CORPORATION to be held on September 30, 2002, at 9:00 a.m. (local time), at the offices of Capitol Bancorp Limited, 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 31, 2002 (as amended August 19, 2002), between and among CAPITOL BANCORP LIMITED and the shareholders of SUNRISE CAPITAL CORPORATION to exchange the shares of common stock of SUNRISE CAPITAL CORPORATION not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, SUNRISE CAPITAL CORPORATION will be a wholly-owned subsidiary of CAPITOL BANCORP LIMITED.

     [ ] FOR                       [ ] AGAINST                  [ ] ABSTAIN

     2. Election of Directors:

Number of votes entitled to cast for directors (equal number of shares multiplied by 8):________

CHOOSE A OR B

A   ________   Vote for eight of the nominees listed, in such manner in
               accordance with cumulative voting as will assure the election of eight of the listed nominees, with the number of votes to be allocated among eight nominees to be determined by the proxy holders.

B   ________   Distribute my votes among the nominees for director only as indicated. (Print a number in the blank opposite the name of each nominee for whom you wish the proxy to vote in order to specify the number of votes to be cast for each nominee; the sum of all votes must be equal to the number of shares multiplied by eight.
               You are entitled to vote for eight (8) nominees.)

               ________ Steven K. Black             ________ Michael J. Devine
               ________ Cristin Reid English        ________ William D. Hinz II
               ________ Michael L. Kasten           ________ John S. Lewis
               ________ Joseph D. Reid              ________ Douglas N. Reynolds

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR ITEM A FOR PROPOSAL 2.

Dated: SEPTEMBER ________, 2002

                                        ----------------------------------------
                                        Number of Shares of Common Stock


                                        ----------------------------------------
                                        Signature (and title if applicable)


                                        ----------------------------------------
                                        Signature (if held jointly)

                                        Please sign your name exactly as it
                                        appears on your stock certificate. When
                                        shares are held by joint tenants, both
                                        should sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by the President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.